UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 2, 2009

THE AES CORPORATION
(Exact name of Registrant as specified in its charter)

Delaware	001-12291	54-1163725
(State or other jurisdiction of incorporation)	Commission File Number	(IRS Employer Identification No.)

4300 Wilson Boulevard, Suite 1100 Arlington, Virginia		22203
(Address of principal executive offices)		(Zip code)

(703) 522-1315

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01                                             Other Events

On April 2, 2009, The AES Corporation (the “Company” or “AES”) closed on the offering of $535 million aggregate principal amount of senior unsecured notes maturing April 15, 2016 (the “Notes”).

The Notes were issued pursuant to an Indenture (defined below) and were priced at a discount to yield 11%.  Interest accrues at a rate of 9.75% per year from April 2, 2009 and is payable on April 15 and October 15 of each year, beginning October 15, 2009.  The Company may redeem some or all of the Notes at any time at par, plus a “make-whole” amount set forth in the Fourteenth Supplemental Indenture, which is attached as Exhibit 99.1 to this Current Report on Form 8-K.

Upon a Change of Control (as defined in the Indenture), the Company must offer to repurchase the Notes at a price equal to 101% of principal, plus accrued interest. The Indenture also contains covenants restricting the ability of the Company to incur debt secured by any Principal Property (as defined in the Indenture) or the debt or capital stock of any subsidiary held by the Company; to enter into any sale-lease back transactions involving any Principal Property; or to consolidate, merge, convey or transfer substantially all of its assets; as well as other covenants that are customary for debt securities like the Notes.  In addition, the Indenture contains customary events of default.

The Indenture is dated as of December 8, 1998 between the Company and Wells Fargo Bank, N.A., as successor to Bank One, National Association (formerly known as The First National Bank of Chicago), as trustee (the ‘‘Trustee’’), as amended by a Ninth Supplemental Indenture, dated as of April 3, 2003 and a Fourteenth Supplemental Indenture to be dated April 2, 2009 between AES and the Trustee (collectively, the “Indenture”).  The original Indenture and the Ninth Supplemental Indenture are filed as exhibits to the Company’s Annual Report on Form 10-K for the year ended December 31, 2008.  The foregoing discussion of the terms of the Notes is only a summary and is qualified in its entirety by reference to the Indenture.

Item 9.01                                             Financial Statements and Exhibits.

(d)   Exhibits

Exhibit No.	Description

99.1	Fourteenth Supplemental Indenture, dated April 2, 2009

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated:  April 2, 2009

THE AES CORPORATION

By:	/s/ Willard C. Hoagland, III
Name: Willard C. Hoagland, III
Title:Vice President and Treasurer